As filed with the Securities and Exchange Commission on November 6, 2013

Registration No. 333-191867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	519100	20-585-6795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

John C. Coleman
xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941)-953-9035

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road
Wilmington, DE 19808
(800)-474-8135

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David E. Danovitch, Esq. Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue — 9th Floor New York, New York 10022 (212) 603-6300	Yvan-Claude Pierre, Esq. William N. Haddad, Esq. Reed Smith LLP 599 Lexington Avenue 22nd Floor New York, New York 10022 (212) 521-5400

Approximate date of commencement of proposed sale to the public: Upon after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒

EXPLANATORY NOTE

xG Technology, Inc. has prepared this Amendment No. 2 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-191867) solely for the purpose of filing Exhibits 1.1 and 4.2 to the Registration Statement and updating Item 16 of the Registration Statement accordingly, as well as updating Items 13 and 15 of the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting discounts and expenses) payable by us in connection with this offering are as follows:

Amount
SEC registration fee	$1,536.75
FINRA fee	2,289.69
NASDAQ listing fee	0
Printing and mailing expenses	20,000
Accounting fees and expenses	50,000
Legal fees and expenses	125,000
Transfer agent fees and expenses	0
Miscellaneous	5,000
Total expenses	$203,826.44

All expenses are estimated except for the SEC fee, the FINRA fee and the NASDAQ listing fee.

ITEM 14. Indemnification of Directors and Officers.

The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe their actions were unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, unless the court determines otherwise, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable to the corporation.

Indemnification may also be granted pursuant to the terms of agreements which we are currently party to with each of our directors and executive officers, agreements which we may enter into in the future or pursuant to a vote of stockholders or directors. Delaware law and our certificate of incorporation also grant the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

Capital Raise	# Of Shares
Options granted to employees pursuant to 2009 Option Plan	8,588	Quarter ended December 31, 2010
Issuance of options to MBTH	285,714	February 7, 2011
Issuance of options to MBTH	285,714	February 7, 2011
Issuance of $10 million Convertible Note to MBTH	—	February 8, 2011
Options granted to employees pursuant to 2009 Option Plan	9,282	Quarter ended March 31, 2011
Warrants granted to Mats Wennberg exercisable at $7.87 per share	14,285	April 14, 2011
Issue of new shares to Treco pursuant to Settlement Agreement	64,285	April 14, 2011
Issuance of $15 million Convertible Note to MBTH	—	May 19, 2011
Conversion of MBTH Convertible Note $10 million	1,142,857	June 23, 2011
Options granted to employees pursuant to 2009 Option Plan	163,429	Quarter ended June 30, 2011
Payment of interest to MBTH until 7/31/11 in stock	111,511	August 15, 2011
Assumption of liabilities by MBTH for $3 million at $8.75 per share	342,857	August 15, 2011
Issue of new shares to First Columbus as our Joint Broker	1,383	September 23, 2011
Quarterly issue of new shares to an employee as part remuneration for services	1,580	September 23, 2011
Options granted to employees pursuant to 2009 Option Plan	9,284	Quarter ended September 30, 2011
Issuance of $2 million Convertible Note	—	October 6, 2011
Quarterly issue of new shares to an employee as part remuneration for services	571	October 21, 2011
Options granted to employees pursuant to 2009 Option Plan	1,856	Quarter ended December 31, 2012
Quarterly issue of new shares to an employee as part remuneration for services	785	January 16, 2012
Warrants issued to Secure Strategy Group exercisable at $35.00 per share	8,571	March 14, 2012
Placement of shares @ $35.00 each to certain individual investors pursuant to Regulation S	11,428	March 20, 2012
Options granted to employees pursuant to 2009 Option Plan	1,428	Quarter ended March 31, 2012
Quarterly issue of new shares to an employee as part remuneration for services	785	April 23, 2012
Payment of interest on $2 million promissory note to Treco in stock @ $20.13	4,472	May 2, 2012
Options granted to employees pursuant to 2009 Option Plan	3,141	Quarter ended June 30, 2012
Quarterly issue of new shares to an employee as part remuneration for services	761	August 13, 2012

Capital Raise	# Of Shares
Options granted to employees pursuant to 2009 Option Plan	66,425	Quarter ended September 30, 2012
Payment of interest on $2 million promissory note to Treco in stock @ $15.75	5,714	October 8, 2012
Quarterly issue of new shares to an employee as part remuneration for services	882	November 13, 2012
Quarterly issue of new shares to an employee as part remuneration for services	976	January 14, 2013
Issue of new shares to an employee as remuneration for services	159	January 14, 2013
Issuance of options to MBTH	142,857	January 16, 2013
Warrants issued to MBTH exercisable at $0.35 per share	42,857	January 16, 2013
Issuance of right to receive shares to MBTH	16,474	January 16, 2013
Conversion of MBTH Convertible Note $15 million	1,127,819	March 26, 2013
Issue of new shares to MBTH pursuant to the discharge of all MBTH collateral over the company’s assets	142,857	March 26, 2013
Issuance of warrants to Bridge Loan investors exerciseable at $0.35	17,788	Quarter ended March 31, 2013
Options granted to employees pursuant to 2009 Option Plan	3,713	Quarter ended March 31, 2013
Quarterly issue of new shares to an employee as part remuneration for services	1,156	May 1, 2013
Payment of interest on $2 million promissory note to Treco in stock @ $13.00	6,923	May 1, 2013
Issuance of warrants to Bridge Loan investors exerciseable at $0.35	5,844	Quarter ended June 30, 2013
Options granted to employees pursuant to 2009 Option Plan	17,800	Quarter ended June 30, 2013
Issuance of warrants to Bridge Loan investors exerciseable at $0.35	5,095	July 18, 2013
Issuance of shares to MBTH and other investors pursuant to conversion of Bridge Loans	2,187,529	July 18, 2013
Issuance of warrants to MBTH and other investors pursuant to conversion of Bridge Loans	1,093,778	July 18, 2013
Additional issuance of shares to MBTH and other investors pursuant to onetime agreement approved on September 30, 2013	1,599,453	September 30, 2013
Additional issuance of warrants to MBTH and other investors pursuant to onetime agreement approved on September 30, 2013	1,363,636	September 30, 2013

No underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act or Regulation S promulgated under the Securities Act. The recipients of securities in some but not all such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Additionally, on July 24, 2013, in connection with our initial public offering, we issued a warrant to acquire an aggregate of 40,134 shares of our common stock (the “Underwriter Warrants”) to Feltl and Company and Aegis Capital Corp, the underwriters of our initial public offering, pursuant to the Underwriters Agreement dated July 18, 2013. The Underwriter Warrants are exercisable for four years following the first anniversary of the effective date of the offering with an exercise price of $6.87 per share. The issuances of the Underwriter Warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules.

(a)

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement
3.1	Amended & Restated Certificate of Incorporation(1)
3.2	Amended & Restated Bylaws(2)
4.1	Form of Common Stock Certificate of the Registrant(3)
4.2	Form of Underwriters’ Warrant.
4.3	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company and Form of Warrant Certificate for the offering closed July 24, 2013 and August 19, 2013(4)
4.4	Form of Underwriters’ Warrant for the offering closed July 24, 2013(1)
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10.1	Form of Customer Documents Purchase Agreements, and Distribution Agreement(5)
10.2	Form of Indemnification Agreement(5)
10.3	2013 Long Term Incentive Plan(5)
10.4	Forms of Agreement Under 2013 Long Term Incentive Plan(5)
10.5	Employment Agreement Between xG Technology, Inc. and John Coleman(5)
10.6	Loan Documents Between xG Technology and MB Technology Holdings, LLC(5)
10.7	Form of Securities Subscription Agreement(5)
10.8	Form of Bridge Loan Documents(5)
10.9	2004 Option Plan(5)
10.10	2005 Option Plan(5)
10.11	2006 Option Plan(5)
10.12	2007 Option Plan(5)
10.13	2009 Option Plan(5)
10.14	Forms of Award Documents under 2004, 2005, 2006, 2007, and 2009 Option Plans(5)
10.15	Sunrise Office Lease(5)
10.16	Treco Documents(5)
10.17	Mats Wennberg Consulting Agreement(5)
10.18	Mats Wennberg Warrant Agreement(5)
10.19	MBC Agreement(5)
10.20	Care21 Agreement(5)
10.21	Engineering Services Agreement between xG Technology, Inc. and Choctaw dated November 24, 2012(6)
10.22	Engineering Services Agreement between xG Technology, Inc. and Electra dated November 24, 2012(6)
10.23	Engineering Services Agreement between xG Technology, Inc. and Haxtun dated November 24, 2012(6)
10.24	Engineering Services Agreement between xG Technology, Inc. and MoKanDial dated November 24, 2012(6)
10.25	Engineering Services Agreement between xG Technology, Inc. and NEFCOM dated September 4, 2012(6)
10.26	Engineering Services Agreement between xG Technology, Inc. and Tatum dated November 24, 2012(6)
10.27	Engineering Services Agreement between xG Technology, Inc. and Walnut Hill dated November 24, 2012(6)

Exhibit Number	Description of Exhibit
10.28	Engineering Services Agreement between xG Technology, Inc. and Choctaw dated November 24, 2012(6)
10.29	Engineering Services Agreement between xG Technology, Inc. and Electra dated November 24, 2012(6)
10.30	Engineering Services Agreement between xG Technology, Inc. and Haxtun dated November 24, 2012(6)
10.31	Engineering Services Agreement between xG Technology, Inc. and MoKanDial dated November 24, 2012(6)
10.32	Engineering Services Agreement between xG Technology, Inc. and NEFCOM dated September 4, 2012(6)
10.33	Engineering Services Agreement between xG Technology, Inc. and Tatum dated November 24, 2012(6)
10.34	Engineering Services Agreement between xG Technology, Inc. and TelAtlantic Equipment Purchase Agreement dated January 18, 2013(6)
10.35	Engineering Services Agreement between xG Technology, Inc. and Walnut Hill dated November 24, 2012(6)
23.1	Consent of Friedman LLP
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (Reference is made to Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Schema
101.CAL*	XBRL Taxonomy Calculation Linkbase
101.DEF*	XBRL Taxonomy Definition Linkbase
101.LAB*	XBRL Taxonomy Label Linkbase
101.PRE*	XBRL Taxonomy Presentation Linkbase

*	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.
(1)	Filed as an Exhibit on Form S-1 with the SEC on October 23, 2013.
(2)	Filed as an Exhibit on Quarterly Report on Form 10-Q with the SEC on August 30, 2013.
(3)	Filed as an Exhibit on Form S-1/A with the SEC on May 21, 2013.
(4)	Filed as an Exhibit on Current Report to Form 8-K with the SEC on August 19, 2013.
(5)	Filed as an Exhibit on Form S-1 with the SEC on March 7, 2013.
(6)	Filed as an Exhibit on Form S-1/A with the SEC on April 3, 2013.

(b) Financial Statement Schedules

No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting certificates in such denominations and registered in such names as required by underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	For purposes of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on November 6, 2013.

xG TECHNOLOGY, INC.
(Registrant)

By:	/s/ John C. Coleman John C. Coleman Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John C. Coleman and Roger G. Branton, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ John C. Coleman John C. Coleman	Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2013
/s/ Roger G. Branton Roger G. Branton	Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2013
/s/ George Schmitt George Schmitt	Chairman of the Board	November 6, 2013
/s/ Richard L. Mooers Richard L. Mooers	Director	November 6, 2013
/s/ Gary Cuccio Gary Cuccio	Director	November 6, 2013
/s/ Raymond M. Sidney Raymond M. Sidney	Director	November 6, 2013
/s/ Kenneth Hoffman Kenneth Hoffman	Director	November 6, 2013
/s/ Larry Townes Larry Townes	Director	November 6, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement
3.1	Amended & Restated Certificate of Incorporation(1)
3.2	Amended & Restated Bylaws(2)
4.1	Form of Common Stock Certificate of the Registrant(3)
4.2	Form of Underwriters’ Warrant.
4.3	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company and Form of Warrant Certificate for the offering closed July 24, 2013 and August 19, 2013(4)
4.4	Form of Underwriters’ Warrant for the offering closed July 24, 2013(1)
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10.1	Form of Customer Documents Purchase Agreements, and Distribution Agreement(5)
10.2	Form of Indemnification Agreement(5)
10.3	2013 Long Term Incentive Plan(5)
10.4	Forms of Agreement Under 2013 Long Term Incentive Plan(5)
10.5	Employment Agreement Between xG Technology, Inc. and John Coleman(5)
10.6	Loan Documents Between xG Technology and MB Technology Holdings, LLC(5)
10.7	Form of Securities Subscription Agreement(5)
10.8	Form of Bridge Loan Documents(5)
10.9	2004 Option Plan(5)
10.10	2005 Option Plan(5)
10.11	2006 Option Plan(5)
10.12	2007 Option Plan(5)
10.13	2009 Option Plan(5)
10.14	Forms of Award Documents under 2004, 2005, 2006, 2007, and 2009 Option Plans(5)
10.15	Sunrise Office Lease(5)
10.16	Treco Documents(5)
10.17	Mats Wennberg Consulting Agreement(5)
10.18	Mats Wennberg Warrant Agreement(5)
10.19	MBC Agreement(5)
10.20	Care21 Agreement(5)
10.21	Engineering Services Agreement between xG Technology, Inc. and Choctaw dated November 24, 2012(6)
10.22	Engineering Services Agreement between xG Technology, Inc. and Electra dated November 24, 2012(6)
10.23	Engineering Services Agreement between xG Technology, Inc. and Haxtun dated November 24, 2012(6)
10.24	Engineering Services Agreement between xG Technology, Inc. and MoKanDial dated November 24, 2012(6)
10.25	Engineering Services Agreement between xG Technology, Inc. and NEFCOM dated September 4, 2012(6)
10.26	Engineering Services Agreement between xG Technology, Inc. and Tatum dated November 24, 2012(6)

Exhibit Number	Description of Exhibit
10.27	Engineering Services Agreement between xG Technology, Inc. and Walnut Hill dated November 24, 2012(6)
10.28	Engineering Services Agreement between xG Technology, Inc. and Choctaw dated November 24, 2012(6)
10.29	Engineering Services Agreement between xG Technology, Inc. and Electra dated November 24, 2012(6)
10.30	Engineering Services Agreement between xG Technology, Inc. and Haxtun dated November 24, 2012(6)
10.31	Engineering Services Agreement between xG Technology, Inc. and MoKanDial dated November 24, 2012(6)
10.32	Engineering Services Agreement between xG Technology, Inc. and NEFCOM dated September 4, 2012(6)
10.33	Engineering Services Agreement between xG Technology, Inc. and Tatum dated November 24, 2012(6)
10.34	Engineering Services Agreement between xG Technology, Inc. and TelAtlantic Equipment Purchase Agreement dated January 18, 2013(6)
10.35	Engineering Services Agreement between xG Technology, Inc. and Walnut Hill dated November 24, 2012(6)
23.1	Consent of Friedman LLP
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (Reference is made to Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Schema
101.CAL*	XBRL Taxonomy Calculation Linkbase
101.DEF*	XBRL Taxonomy Definition Linkbase
101.LAB*	XBRL Taxonomy Label Linkbase
101.PRE*	XBRL Taxonomy Presentation Linkbase

*	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.
(1)	Filed as an Exhibit on Form S-1 with the SEC on October 23, 2013.
(2)	Filed as an Exhibit on Quarterly Report on Form 10-Q with the SEC on August 30, 2013.
(3)	Filed as an Exhibit on Form S-1/A with the SEC on May 21, 2013.
(4)	Filed as an Exhibit on Current Report to Form 8-K with the SEC on August 19, 2013.
(5)	Filed as an Exhibit on Form S-1 with the SEC on March 7, 2013.
(6)	Filed as an Exhibit on Form S-1/A with the SEC on April 3, 2013.